UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 17, 2019

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36615	26-2222607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 South Sixth Street, Suite 1200, Minneapolis, MN		55402
(Address of principal executive offices)		(Zip Code)

(612) 746-1944

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GWGH	NASDAQ Capital Market

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

GWG Holdings, Inc. (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“NASDAQ”) on May 17, 2019 notifying the Company that it continued not to be in compliance with the filing requirements for continued listing under Nasdaq Listing Rule 5250(c)(1).

As previously reported, the Company was unable to complete its financial statements as of and for the year ended December 31, 2018 within the time period required to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Form 10-K”). The Company’s inability to timely file the Form 10-K was due, in part, to a delay in finalizing the accounting for certain assets and liabilities exchanged pursuant to the Amended and Restated Master Exchange Agreement, dated January 18, 2018, as amended, between the Company and The Beneficient Company Group, L.P. (“Beneficient”), among others, which exchange was completed on December 28, 2018, and the on-going audit of Beneficient’s financial statements. As a result, on April 16, 2019, in accordance with standard procedures related to the delayed filing of the Form 10-K with the Securities and Exchange Commission (the “SEC”), the Company received a letter from NASDAQ stating that the Company was not in compliance with the filing requirements for continued listing under NASDAQ Listing Rule 5250(c)(1).

For the same reasons, the Company was unable to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 (the “Form 10-Q”), which was due on or before May 15, 2019. As a result, on May 17, 2019, the Company received a letter from NASDAQ stating that the Company continued not to be in compliance with the filing requirements for continued listing under NASDAQ Listing Rule 5250(c)(1). The NASDAQ letter provides that the Company has until June 17, 2019 (60 calendar days from after the date it received NASDAQ’s initial notification letter) to submit a plan to regain compliance with NASDAQ's filing requirements for continued listing. If the Company submits an acceptable compliance plan, NASDAQ is permitted to grant an extension of up to 180 days from the Form 10-K's filing due date for the Company to regain compliance with NASDAQ's filing requirements for continued listing.

The Company anticipates that it will regain compliance with the NASDAQ continued listing requirements upon filing the Form 10-K and Form 10-Q. If the Company is unable to regain compliance prior to June 17, 2019, it expects to do so within the NASDAQ’s extension period, if granted.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements. All statements that do not concern historical facts are forward-looking statements. The words “believe,” “could,” “possibly,” “probably,” “anticipate,” “estimate,” “project,” “expect,” “may,” “will,” “should,” “seek,” “intend,” “plan,” “expect,” or “consider” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements, including, but not limited to the risks that the Company may not be able to obtain from NASDAQ an extension of the period during which it is permitted to regain compliance with NASDAQ’s filing requirements for continued listing, as well as the other risks set forth in the Company’s filings with the SEC. These forward-looking statements should be considered in light of these risks and uncertainties. The Company bases its forward-looking statements on information currently available to it at the time of this report and undertakes no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying circumstances, new information, future events or otherwise.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG Holdings, Inc.

Date: May 23, 2019	By:	/s/ William Acheson
William Acheson Chief Financial Officer

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